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                                                                    Exhibit 21.1




                                MID OCEAN LIMITED
                                       AND
                                  SUBSIDIARIES



                                                                  % Beneficial          Jurisdiction
                                                                  Ownership by                    of
                                                              Immediate Parent         Incorporation
                                                              ----------------         -------------
Mid Ocean Limited                                                           --        Cayman Islands

   Mid Ocean Holdings Ltd.                                                 100               Bermuda
       Mid Ocean Reinsurance Company Ltd.                                  100               Bermuda
          Baltusrol Holdings Limited                                        51               Bermuda
          Mid Ocean Reinsurance Consulting GmbH                            100               Germany

       Ridgewood Holdings Ltd.                                             100               Bermuda
          The Brockbank Group plc                                          100        United Kingdom
              Brockbank Holdings Limited                                   100        United Kingdom
                 Baltusrol Holdings Limited                                 49               Bermuda
              Brockbank Underwriting Limited                               100        United Kingdom
                 Brockbank Syndicate  Management Limited                   100        United Kingdom
                 Admiral Insurance Services Limited (1)                   85.5        United Kingdom
                    Admiral Services (Europe) Limited                      100        United Kingdom
                    Able Insurance Services Limited                        100        United Kingdom
                 Brockbank Personal Lines Limited                          100        United Kingdom
                    Zenith Policy Services Limited                         100        United Kingdom
                 Cassidy Brockbank Limited                                 100        United Kingdom
                 Brockbank Insurance Services Ltd.                         100        United Kingdom
              Dornoch Limited                                              100        United Kingdom
              County Down Limited                                          100        United Kingdom

(1) Admiral Insurance Services Limited shares are held 80% by Brockbank Syndicate Management Limited in trust on behalf of the syndicate names. 5.5% are held directly by Brockbank Underwriting Limited.